UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020, Jesse A. Cohn and Pierre M. Omidyar informed eBay Inc. (the “Company”) of their resignation and retirement, respectively, as members of the Company’s Board of Directors (the “Board”) effective September 9, 2020. Neither Mr. Cohn’s nor Mr. Omidyar’s decision to leave the Board was a result of any disagreement with the Company. In light of his substantial contributions to the Company and the Board’s interest in continuing to benefit from his experience, the Board appointed Mr. Omidyar to the honorary role of Director Emeritus. As Director Emeritus, Mr. Omidyar may attend meetings of the Board or any of its committees when invited by the Board or the chair of such committee. However, Mr. Omidyar will not be considered a member of the Board for any purpose and will not have the right to notice of any meeting or to vote or be counted for quorum purposes at any meeting.

On September 10, 2020, the Board appointed E. Carol Hayles and Mohak Shroff as members of the Board effective immediately. Mr. Shroff and Ms. Hayles fill the vacancies created by the cessation of Board service of Messrs. Cohn and Omidyar, and each of their terms will expire at the Company’s 2021 annual meeting of stockholders or at such time as their respective successors have been elected and qualified. In addition, Ms. Hayles will serve on the audit committee of the Board. Mr. Shroff's committee assignments have not been determined as of the date of this filing.

As non-employee directors, Mr. Shroff and Ms. Hayles are entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Compensation of Directors” in the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2020, which description is incorporated herein by reference. In addition, the Company will enter into its form of Indemnity Agreement with Mr. Shroff and Ms. Hayles, respectively, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 as filed with the SEC on July 15, 1998.

There is no arrangement or understanding between either Mr. Shroff or Ms. Hayles and any other persons pursuant to which either Mr. Shroff or Ms. Hayles were appointed as a director. Furthermore, there are no transactions between either Mr. Shroff or Ms. Hayles and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: September 10, 2020	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President & Deputy General Counsel, Corporate & Assistant Secretary